UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

VERSAR, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-9309	54-0852979
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6850 Versar Center Springfield, Virginia	22151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 750-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Versar Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on November 16, 2011 in Springfield, Virginia. 7,970,873 shares of the Company’s common stock, or 85.06 % of the Company’s outstanding shares of common stock, were represented in person or by proxy at the Annual Meeting. The results of the matter voted on at the Annual Meeting were as follows:
(1) The Election of Directors
Eight nominees to serve as directors of the Company were elected as indicated below:

	For	Withheld	Broker Non-Vote
Robert L. Durfee	3,503,250	1,095,793	3,371,830
James L. Gallagher	4,495,033	104,010	3,371,830
Amoretta M. Hoeber	4,494,252	104,791	3,371,830
Paul J. Hoeper	4,490,836	108,207	3,371,830
Amir A. Metry	4,486,783	112,260	3,371,830
Anthony L. Otten	4,426,522	172,521	3,371,830
Ruth I. Dreessen	4,494,952	104,091	3,371,830
Jeffrey A. Wagonhurst, Sr.	4,451,234	147,809	3,371,830
(2) The appointment of Grant Thornton LLP as independent accountants for fiscal year 2012 was ratified as indicated below:

For	Against	Abstain
7,490,338	402,572	77,963
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 17, 2011	VERSAR, INC.
	By:	/s/ James C. Dobbs
James C. Dobbs
Senior Vice President and General Counsel